Exhibit 23.1 - Consent of Accountant

                         BAUMANN, RAYMONDO & COMPANY PA
                          CERTIFIED PUBLIC ACCOUNTANTS
                              405 NORTH REO STREET
                                    SUITE 200
                              TAMPA, FLORIDA 33609

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:   Medical Media Television, Inc.
      Form 10-QSB for period ended June 30, 2006

Gentlemen:

With respect to the subject Form 10QSB, we acknowledge our awareness of the use of our report dated August 21, 2006 related to our review of the interim financial information.

Very truly yours,

/s/Baumann, Raymondo & Company P A

Baumann, Raymondo & Company P A
Certified Public Accountants
Tampa, Florida
August 21, 2006